UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          -----------------------------

                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 Date of Report:

                        (Date of earliest event reported)

                                 August 11, 2005

                          ----------------------------

                                 QORUS.COM, INC.
               (Exact name of registrant as specified in charter)


                                     Florida
         (State or other Jurisdiction of Incorporation or Organization)


         0-27551                                         65-0358792
(Commission File Number)                      (IRS Employer Identification No.)

                                 936A Beachland
                               Boulevard, Suite 13
                              Vero Beach, FL 32963
                         (Address of Principal Executive
                              Offices and zip code)

                                 (772) 231-7544
                             (Registrant's telephone
                          number, including area code)

                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

         Information included in this Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). This information may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Qorus.com, Inc. ("Qorus") and Kangping Aluminum Factory Co., Ltd. ("Kangping") to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe the Qorus' and Kangping's future plans, strategies and expectations, are generally identifiable by use of the words "may," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology. Forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that any projections or other expectations included in any forward-looking statements will come to pass. Qorus' and Kangping's actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. Except as required by applicable laws, Qorus undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

Section 1 - Registrants' Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

         Effective August 11, 2005, Qorus.com, Inc., a Florida corporation ("Qorus"), entered into an Exchange Agreement ("Exchange Agreement") with Elwin Group Limited, an International Business Company incorporated in the British Virgin Islands ("Elwin"), each of the equity owners of Elwin (the "Elwin Members"), and Keating Reverse Merger Fund, LLC ("KRM Fund"). Under the terms of the Exchange Agreement, Qorus will, at closing, acquire all of the outstanding capital stock and ownership interests of Elwin (the "Interests") from the Elwin Members, and the Elwin Members will transfer and contribute all of their Interests in Elwin to Qorus. In exchange, Qorus will issue to the Elwin Members 983,265 shares of Series A Convertible Preferred Stock, par value $0.01 per share, of Qorus ("Preferred Shares"), which shall be convertible into 576,193,290 shares of Qorus' common stock ("Conversion Shares"). The issuance of the Preferred Shares and, upon conversion, the shares of Qorus common stock underlying the Preferred Shares, to the Elwin Members is intended to be exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to Regulation S promulgated thereunder. A copy of the Exchange Agreement is included as an Exhibit to this Current Report and is hereby incorporated by this reference. All references to the Exchange Agreement and other exhibits to this Current Report are qualified, in their entirety, by the text of such exhibits.

         Elwin currently owns 100% of Shenyang Elwin Non Ferrous Metals Co., Ltd. ("Shenyang"), a wholly foreign owned enterprise ("WFOE") under the laws of the Peoples' Republic of China ("PRC"). Prior to the closing of the exchange transaction, Shenyang, Kangping and the equity owners of Kangping will enter into a Cooperation Agreement ("Cooperation Agreement"), under which Shenyang has agreed to advise, consult, manage and operate Kangping's business in exchange for Kangping's payment of all of its net profits (as defined in the Cooperation Agreement) to Shenyang.

         Prior to closing of the exchange transaction, each of the equity owners of Kangping will grant Shenyang the exclusive right and option to acquire all of their shares of Kangping or all of the assets of Kangping ("Option Agreement") and will further authorize Shenyang to vote the shares of Kangping and to act as the representative for such holders in all matters respecting Kangping's shares pursuant to proxies (the "Proxies").

         In connection with the execution of the Exchange Agreement, Qorus, KRM Fund and Shenyang entered into a Guarantee and Assumption Agreement ("Guarantee Agreement"), under which Shenyang has agreed to be jointly and severally liable with Elwin and the Elwin Members for each and every obligation and liability of Elwin and the Elwin Members under the Exchange Agreement as if it were a party to the Exchange Agreement. KRM Fund is currently the majority stockholder of Qorus. A copy of the Guarantee Agreement is included as an Exhibit to this Current Report and is hereby incorporated by this reference

         Upon the closing of the exchange transaction, Qorus intends to file a Current Report on Form 8-K announcing the closing of the exchange transaction and will include proper disclosures required under Item 1.01 with respect to the Cooperation Agreement, the Option Agreement and the Proxies, with each of the foregoing agreements being included as Exhibits in such Current Report.

         Following completion of the exchange transaction, Elwin will become a wholly-owned subsidiary of Qorus.

         Qorus is presently authorized under its Articles of Incorporation to issue 50,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share. Of the 5,000,000 shares of preferred stock authorized, 1,200,000 shares will be designated as Series A Convertible Preferred Stock pursuant to Articles of Amendment to the Articles of Incorporation of Qorus.com, Inc. ("Articles of Amendment"), which is to be approved by Qorus' board of directors, and filed with and accepted by, the Secretary of State of the State of Florida prior to the closing of the exchange transaction (the "Closing").

         As of the date of this Report, Qorus has 49,184,800 shares of its common stock issued and outstanding (which includes 3,010,000 shares of common stock issued and held in treasury, which is to be cancelled prior to the Closing) and no shares of preferred stock issued and outstanding. However, immediately prior to the Closing and pursuant to the Exchange Agreement, Qorus is to issue 18,410 Preferred Shares to Worldwide Gateway Co., Ltd. ("Gateway") for acting as a finder in connection with the exchange transaction, which Preferred Shares will be convertible into 10,788,260 shares of Qorus common stock.

         Under the terms of the Exchange Agreement, all of the outstanding Interests of Elwin will be exchanged for 983,265 Preferred Shares of Qorus. Each Preferred Share will be convertible into 586 shares of Qorus common stock (the "Conversion Rate"). The Preferred Shares will immediately and automatically be converted into shares of Qorus common stock (the "Mandatory Conversion") upon the approval by a majority of Qorus' stockholders (voting together on an as-converted-to-common-stock basis), following the exchange transaction, of an increase in the number of authorized shares of Qorus' common stock from 50,000,000 to 150,000,000, and a 1 for 10 reverse stock split of Qorus' outstanding common stock ("Reverse Split").

         The holders of shares of Series A Preferred Stock will be entitled to vote together with the holders of the common stock, as a single class, upon all matters submitted to holders of common stock for a vote. Each share of Series A Preferred Stock will carry a number of votes equal to the number of shares of common stock issuable in a Mandatory Conversion based on the then applicable Conversion Rate. As such, immediately following the exchange transaction, the Elwin Members will own 91% of the total combined voting power of all classes of Qorus' outstanding stock entitled to vote.

         Upon Mandatory Conversion of the Preferred Shares, and subject to an adjustment of the Conversion Rate as a result of the Reverse Split, the Elwin Members will, in the aggregate, receive approximately 57,619,331 shares of Qorus' common stock, representing 91% of the outstanding shares of Qorus' common stock immediately following the Mandatory Conversion. The existing stockholders of Qorus will, following the Mandatory Conversion and Reverse Split, own approximately 4,617,481 shares of Qorus' common stock, representing 7.3% of the outstanding shares of common stock. Gateway will, following the Mandatory Conversion and Reverse Split, own approximately 1,078,826 shares of Qorus' common stock, representing 1.7% of the outstanding shares of common stock

         Accordingly, if the exchange transaction closed, and the Mandatory Conversion and the Reverse Split occurred, as of the date of this Report, Qorus' currently outstanding common stock (currently 46,174,800 shares) would be converted into 4,617,481 shares of common stock and would represent 7.3% of Qorus' total common stock outstanding.

         In connection with the Reverse Split, Qorus' board of directors may, in its discretion, provide special treatment to certain Qorus stockholders to preserve round lot holders (i.e., holders owning at least 100 shares) after the Reverse Split. In the event Qorus' board determines to provide such special treatment, Qorus stockholders holding 1,000 or fewer shares of common stock but at least 100 shares of common stock will receive 100 shares of common stock after the Reverse Split, and persons holding less than 100 shares of common stock would not be affected. The terms and conditions of special treatment afforded to Qorus stockholders to preserve round lot stockholders, if any, including the record dates for determining which stockholders may be eligible for such special treatment, will be established in the discretion of Qorus' board of directors.

         Effective as of the closing of the exchange transaction, and subject to applicable regulatory requirements, including the preparation, filing and distribution to the Qorus stockholders of a Schedule 14(f)-1 Notice to Stockholders at least ten (10) days prior to the Closing, the existing officers and directors of Qorus will resign, and the newly-appointed directors of Qorus will consist of one member of Kangping's current management, Shushun Feng (Kangping's Chairman and Chief Executive Officer), one person who shall have been selected by Shushun Feng and shall be an independent director, two persons who shall have been selected by Shushun Feng and may be either independent or non-independent directors, and one independent director to be designated by KRM Fund and acceptable to Shushun Feng ("KRM Designate"). Shushun Feng has agreed that by the earlier of the date Qorus submits the listing application to any exchange or June 30, 2006, the board composition shall be in compliance with the rules of the American Stock Exchange or NASD Marketplace Rules.

         Additional information concerning Shushun Feng and other persons who will serve as Qorus directors will be included in the Schedule 14(f)-1 Notice to Stockholders which will be filed with the SEC and mailed to stockholders at least ten (10) days prior to the closing of the exchange transaction.

         At or prior to the Closing, pursuant to the terms of the Exchange Agreement, Qorus will also enter into a certain financial advisory agreement with Keating Securities, LLC ("Keating Securities"), a registered broker-dealer, under which Keating Securities will be compensated by Qorus for its advisory services rendered to Qorus in connection with the exchange transaction. The transaction advisory fee will be $440,000. This fee shall be paid as follows:
(i) $360,000 shall be paid at the closing of the exchange transaction, and (ii) the remaining $80,000 will be paid by November 30, 2005.

         Qorus' completion of the transactions contemplated under the Exchange Agreement are subject to the satisfaction of certain contingencies including, without limitation, the delivery of U.S. GAAP audited annual, interim reviewed and pro forma financial information of Elwin (on a consolidated basis with Shenyang and Kangping) acceptable to Qorus, compliance with regulatory requirements, the execution of the Cooperation Agreement, Option Agreement and Proxies, execution of a certain debt repayment agreement between Kangping, Shenyang Fangyuan Aluminum Group Co., Ltd. ("Fangyuan Group"), Kangping's majority owner, and Shushun Feng , and the filing with and acceptance by the Secretary of State of the State of Florida of the Articles of Amendment. Consummation of the exchange transaction is also conditioned upon, among other things: (i) execution by KRM Fund and each Elwin Member of a certain voting agreement; (ii) continued quotation of Qorus' common stock on the NASD Over-the-Counter Electronic Bulletin Board ("OTC BB"); (iii) receipt of all required licenses, permits, certificates and approvals by the PRC government authorities; and (iv) delivery of legal opinions from Elwin's U.S. and PRC legal counsels satisfactory to Qorus.

         The directors of Qorus and the managing member of KRM Fund have approved the Exchange Agreement, the Guarantee Agreement, and the transactions contemplated under the Exchange Agreement. The directors and members of Elwin have approved the Exchange Agreement and the transactions contemplated thereunder. The directors and owners of Shenyang have approved the Guarantee Agreement.

         The parties expect the closing of the transactions under the Exchange Agreement to occur on or about September 15, 2005. However, there can be no assurances that the exchange transaction will be completed.

         The Exchange Agreement may be terminated as follows: (i) by mutual consent, (ii) by either party if the exchange transaction is not consummated by September 15, 2005 , (iii) by either party if the exchange transaction is prohibited by issuance of an order, decree or ruling, and (iv) by either party if the other is in material breach of any representation, warranty, covenant or agreement.

         Kevin R. Keating is the father of the principal member of Keating Investments, LLC. Keating Investments, LLC is the managing member of KRM Fund, which is the majority stockholder of Qorus, and Keating Securities, LLC, the registered broker-dealer affiliate of Keating Investments, LLC. Kevin R. Keating is not affiliated with and has no equity interest in Keating Investments, LLC, KRM Fund or Keating Securities, LLC and disclaims any beneficial interest in the shares of Qorus' common stock owned by KRM Fund. Similarly, Keating Investments, LLC, KRM Fund and Keating Securities, LLC disclaim any beneficial interest in the shares of Qorus' common stock currently owned by Kevin R. Keating.

Business of Qorus

         Qorus is currently a public "shell" company with nominal assets whose sole business has been to identify, evaluate and investigate various companies with the intent that, if such investigation warrants, a reverse merger transaction could be negotiated and completed pursuant to which Qorus would acquire a target company with an operating business with the intent of continuing the acquired company's business as a publicly held entity.

Business of Kangping

         Pursuant to the Exchange Agreement, Qorus intends to acquire 100% of the capital stock of Elwin Group Limited ("Elwin"), an international business company incorporated in the Territory of the British Virgin Islands on November 5, 2004. Elwin was organized by Shushun Feng and Yuying Liu, his wife. Shushun Feng and Yuying Liu are the beneficial owners of Kangping. They own approximately 60% and 23%, respectively, of the capital stock of Elwin.

         Elwin organized Shenyang Elwin Non Ferrous Metals Co., Ltd. ("Shenyang") as a limited liability company in the PRC on May 18, 2005. Shenyang was organized to be a wholly foreign owned enterprise ("WFOE") and received its WFOE approval from the appropriate PRC government agency on May 18, 2005.

         Prior to and as a condition of the closing of the exchange transaction, Shenyang and Kangping will enter into the Cooperation Agreement. Under the Cooperation Agreement, Shenyang has agreed to advise, consult, manage and operate Kangping's business in exchange for Kangping's payment of all of its net profits (as defined in the Cooperation Agreement) to Shenyang. Accordingly, as a result of the Cooperation Agreement, Shenyang will control substantially all of the operations of Kangping and will be entitled to receive all of the net profits generated by Kangping's operations.

         Kangping is a limited liability company under the laws of the PRC organized on May 28, 1998 and a domestic enterprise with exclusively domestic capital registered in Liaoning Province in the PRC. Kangping is currently owned 80% by Fangyuan Group and 20% by Yuying Liu. Fangyuan Group, a former state-owned enterprise in the PRC established in the 1960s and privatized in

1997, is owned 90% by Shushun Feng and 10% by Yuying Liu, his wife. In 1998, Fangyuan Group established Kangping to produce primary aluminum ingots with an initial registered capital of $12 million. Kangping received its business operating license on May 28, 1998 from the PRC government authorities. Fangyuan Group is engaged in aluminum fabrication and procures of all of its primary aluminum products from Kangping.

         Kangping is a producer of primary aluminum ingots and is located in Kangping County, Shenyang, Liaoning Province, an industrial area in the northeastern part of the PRC. Kangping's products consist of aluminum foundry ingots which are used for remelting and aluminum alloy ingots which are used for fabrication and extrusion. Kangping's primary manufacturing operations involve the extraction of aluminum metal from aluminum oxide (alumina) through electrolytic reduction in a process commonly known as smelting. Kangping further processes the extracted liquid aluminum into primary aluminum ingots through a casting process. Primary aluminum ingots are commodity aluminum suitable for commercial aluminum product market consisting of foundries, fabricators and others who supply finished aluminum products for the energy, electric power, railway, automotive, construction, mechanics, electronic appliance and consumer goods industries.

         The principal executive office of Kangping is located at Daolantaohai Village, Shengli Town, Kangping County, Shenyang, People's Republic of China. Shushun Feng, Yuying Liu, Zhibin Tong and Zhengyu Du are the executive officers of Kangping. A brief background description of each executive officer is set forth below.

         Kangping's plant occupies about 27.6 acres and has two electrolytic potlines, with 84 and 88 electrolytic pots, respectively. The Kangping plant commenced construction in 1998 and started operations at the beginning of 2000. It is a modern primary aluminum plant equipped with facilities and technology imported from Japan and Taiwan. Kangping's plant uses a self-baking electrolytic pot facility, an older manufacturing process as compared to a pre-baking electrolytic pot facility. However, with a specially-designed, advanced computerized production process which incorporates anti-pollution devices, Kangping believes that it is the first self-baking facility in PRC meeting the increasingly stringent local environmental standards. Kangping's management also believes it is one of the most technologically advanced and environmentally friendly self-baking primary aluminum plants in the PRC. The self-baking electrolytic pot facility also incorporates some of the technology used in pre-baking electrolytic pot facility.

         Kangping currently has an annual production capacity of primary aluminum ingots of approximately 30,000 tons and is the only primary aluminum ingot manufacturer in Shenyang City, a major industrial city in the PRC with a population exceeding 7 million people. Based on available information, Kangping's management believes Kangping was the 47th largest primary aluminum producer in the PRC in terms of production volume capacity in 2003. However, Kangping is one of only three primary aluminum producers in the industry heavy, northeastern region of the PRC. The only larger producer in this region is Fushun Aluminum Factory, a state-owned enterprise also located in Liaoning Province, with a capacity of over 100,000 tons per year.

         Alumina is the main raw material in the production of primary aluminum. Kangping purchases about 50% of the alumina required for its smelting operations from China Corporation of Aluminum ("Chalco"), a state-owned enterprise and the major domestic supplier of alumina in the PRC. The remainder of its alumina requirements are sourced from state-sanctioned import and export companies such as China Tianjin Non-Ferrous Metal Imports and Exports Co. Ltd and China Aluminum International Trade Co. Ltd. The PRC government does not set or regulate prices for alumina. Chalco sets prices for domestically produced alumina by reference to the then prevailing prices for imports. The prices of alumina imported into China are based on international prices for alumina, a market which has been recently volatile due to the strong demand from the PRC. .

         Smelting primary aluminum requires a substantial, continuous supply of electricity. So the availability and price of electricity are among the key considerations in primary aluminum production operations. Electricity costs account for about 30-40% of the total cost to manufacture primary aluminum. Kangping relies on electricity from local power grids for its smelter operations. Prices for electricity supplied by the power grids under one to three year, renewable power supply contracts are set by the PRC government based power generation costs in the region and consumers' ability to pay. Industrial users within each region are generally subject to a common electricity tariff schedule, but rates vary, sometimes substantially, across regions according to costs of each power grids. Kangping accesses its power supply from the Northeast Power Grid, which Kangping management believes is one of the largest and more reliable electric power supply networks in the PRC. Kangping has applied for and received preferential electricity tariff rates in the past, but there is no assurance that these preferential rates will continue in the future.

         Kangping serves customers throughout the PRC, with most of its customers located in the northern and northeastern industrial regions. All of Kangping's sales are to domestic customers consisting primarily of domestic aluminum fabricators, which use primary aluminum as raw material for further processing, and aluminum distributors, which resell primary aluminum products to domestic aluminum fabricators and other purchasers. Prices for primary aluminum products are set based on the primary aluminum spot prices on the Shanghai Futures Exchange, which Kangping's management believes generally follows trends in the London Metals Exchange (LME), production costs, and market supply and demand dynamics.

         Products of Kangping are mainly targeted at industrial users in the following sectors:

      o     Aluminum fabrication factories
      o     Automobile manufacturers
      o     Electric power industries
      o     Railway and passenger train industries
      o     Machinery, metallurgy and chemical industries
      o     Medical manufacturers
      o     Steel manufacturers
      o     Aluminum foil manufacturers
      o     Electrical appliances manufacturers
      o     Cooking utensils manufacturers

         For 2003 and 2004, Kangping had revenues of approximately $41.9 million and $43.8 million, respectively. Sales of primary aluminum products in tons for 2003 and 2004 was 28,999 tons and 26,975 tons, respectively. For 2003 and 2004, Kangping's two largest customers accounted for 41% and 38% of revenues, respectively. Sales to these two customers were as follows:

      o Sales to Shenyang Fangyuan Aluminum Group Co., Ltd., a aluminum fabrication company controlled by Shushun Feng and Yuying Liu, totaled $12.3 million, or 29% of sales, in 2003, and $10.2 million, or 23% of sales, in 2004.

      o Sales to Liaoning Wanxingda Wire & Cable Co., Ltd., a non-related company, totaled $4.8 million, or 12% of sales, in 2003, and $6.4 million, or 15% of sales, in 2004.

         Sales to Shenyang Fangyuan Aluminum Group Co., Ltd. are made at market prices comparable to prices paid by Kangping's other customers.

         For 2003 and 2004, Kangping had net income of approximately $3.2 million and $2.1 million, respectively.

         Kangping's competition includes other local domestic smelters. There are over 120 primary aluminum smelters operating in the PRC, all of which sell all or substantially all of their products domestically. Kangping is considered the second largest primary aluminum producers in northeast three provinces in the PRC. Its major competitor in the northeast region is Fushun Aluminum Factory, a state-owned enterprise also located in Liaoning Province, with a capacity of over 100,000 tons per year. In this northeast region, demand for primary aluminum generally exceeds the supply and, as a result, Kangping can generally sell its most of its production output. Although there are a number of primary smelters in other areas in the PRC, it is not economic to ship primary aluminum to these northeast provinces and charge customers at the same price as local producers. Kangping does face competition from other large domestic and international primary aluminum producers which may be better capitalized and have more resources than Kangping.

         To meet the increasing demand on primary and high-purity aluminum in the PRC and the world, Kangping is exploring expansion and renovation of its current production lines to increase production capacity from 30,000 tons to 50,000 tons, including the capacity to produce up to 20,000 tons of high-purity aluminum ingots and 10,000 tons of high-purity electric aluminum foils, products which are high technology and higher value added. Kangping does not currently produce them. It has developed the feasibility study on those two types of new products and obtained the necessary local governmental approval to develop them. Significant additional investment will be required for the expansion and renovation and to commence production of these new products, and there can be no assurance that such additional investment will be available, or if available, that it will be on acceptable terms.

         High-purity aluminum refers to aluminum with aluminum content over 99.995%, which is generally produced by further refining primary aluminum (with aluminum content around 99.7%). Demand for high-purity aluminum, as a target material for integrated circuits, is greatly driven by the growth of the electronics industry, and is experiencing increasing applications in aerospace, chemical, and metallurgical industries. Currently, manufacturing of electrolytic capacitors and computer hard disks consumes 70% to 80% of the worldwide production of high-purity aluminum.

         Kangping's management believes there are fewer than 10 companies worldwide that are able to produce high-purity aluminum at a meaningful amount. In the PRC, only Xinjiang Joinworld Co., Ltd., a Shanghai-listed company, can produce high-purity aluminum at 10,000 tons per annum. The major overseas producers of high-purity aluminum in Norsk Hydro ASA, Pechinery and RUAL of Russia. Kangping's management believes that total worldwide demand for high-purity aluminum currently outstrips available supply by a wide margin both in and outside the PRC.

         Kangping has formed a strategic alliance with Beijing Technology University in research and development for aluminum related products and expects to license certain technology, including high-purity aluminum technology, from Beijing Technology University, which currently provides technology support to the PRC's only high-purity aluminum manufacturer (Xinjiang Joinworld Co., Ltd.).

         Based on the current supply and demand imbalance in the high-purity aluminum market, Kangping's management believes that the selling price of high-purity aluminum can command a premium of about 100% over the current prices of primary aluminum products.

         Kangping currently has approximately 510 employees in the following areas:

                  Primary aluminum production                 455
                  Research and development                      8
                  Sales and marketing                           3
                  Corporate and administration                 44

         A brief description of the executive officers of Kangping are as follows:

Shushun Feng, Chief Executive Officer (age 53)

Shushun Feng joined Shenyang Aluminum Material Factory, a state-owned enterprise in the PRC and predecessor of Shenyang Fangyuan Aluminum Co., Ltd., as a laborer in 1972 and rose to the position of General Manager in 1987. In 1997, Mr. Feng acquired Shenyang Fangyuan Aluminum Co., Ltd. and formed Shenyang Fangyuan Aluminum Group Co., Ltd. ("Fangyuan Group"). Mr. Feng graduated from the University of Liaoning in 1992 with a Masters Degree in International Finance.

Yuying Liu, Chairman _(age 50)

Yuying Liu, the wife of Shushun Feng, joined Shenyang Aluminum Material Factory in 1984 as an accountant. Ms. Liu has been Chairman of Kangping since 1998. Ms. Liu has over 30 years' experience in finance, internal controls and corporate management.

Zhibin Tong, Chief Financial Officer (age 43)

Zhibin Tong joined Fangyuan Group as a Financial Manager in 1990. Mr. Tong became the Chief Financial Officer of Kangping in 1998. Prior to joining Fangyuan Group, Mr. Tong worked for Shenyang Machinery Factory as Accounting Supervisor for seven years. He graduated from Shanghai Air Force Political College with major in accounting.

Zhengyu Du, General Manager (age 62)

Zhengyu Du joined Shenyang Aluminum Material Factory in 1970 and was promoted to operations chief in 1988. After the private acquisition of Shenyang Aluminum Material Factory in 1997, Mr. Du became the general manager of Kangping. Mr. Du graduated from Fuxin Metal & Mining College in Liaoning Province.

Item 9.01  Financial Statements and Exhibits.

      (a) Financial statements of business acquired. Financial statements of Kangping will be provided on a Current Report on Form 8-K following the closing of the exchange transaction in the time required for the filing of such financial statements on Form 8-K.

      (b) Pro forma financial information. Pro forma financial information will be provided on a Current Report on Form 8-K following the closing of the exchange transaction in the time required for the filing of such financial information on Form 8-K.

(c) Exhibits.

      2.1 Exchange Agreement by and among Qorus.com, Inc., a Florida corporation ("Qorus"), Keating Reverse Merger Fund, LLC, a Delaware limited liability company ("KRM Fund"), Elwin Group Limited, an International Business Company incorporated in the British Virgin Islands ("Elwin"), and each of the members of Elwin dated August 11, 2005.

      2.2 Guarantee and Assumption Agreement by and among Qorus, KRM Fund, Shenyang Elwin Non-Ferrous Metals Co., Ltd. ("Shenyang"), a limited liability company under the Company Law of The People's Republic of China (the "PRC") dated August 11, 2005.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, Qorus.com, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      Qorus.com, Inc.


Date:  August 17, 2005                By:    /s/ Kevin R. Keating
                                             -------------------------------
                                             Kevin R. Keating, President and
                                             Sole Director

                                  EXHIBIT INDEX


  Exhibit
  Number                       Description of Exhibit
  ------                       ----------------------

      2.1 Exchange Agreement by and among Qorus.com, Inc., a Florida corporation ("Qorus"), Keating Reverse Merger Fund, LLC, a Delaware limited liability company ("KRM Fund"), Elwin Group Limited, an International Business Company incorporated in the British Virgin Islands ("Elwin"), and each of the members of Elwin dated August 11, 2005

      2.2 Guarantee and Assumption Agreement by and among Qorus, KRM Fund, Shenyang Elwin Non-Ferrous Metals Co., Ltd. ("Shenyang"), a limited liability company under the Company Law of The People's Republic of China (the "PRC") dated August 11, 2005.